EXHIBIT 99.3

Loan No. SYNT03

LOAN MODIFICATION AGREEMENT

THIS LOAN MODIFICATION AGREEMENT (this “Agreement”) dated November 1, 2008, is entered into by ACCESS BUSINESS FINANCE, L.L.C., a Washington limited liability company (“Lender”), and SYNTHETECH, INC., an Oregon corporation (“Borrower”).

Recitals

A.
Borrower in indebted to Lender for a loan (“First Term Loan”) which is evidenced by Borrower’s $550,000 Promissory Note (“First Term Note”) dated May 1, 2008, subject to an Amended and Restated Loan and Security Agreement executed by Borrower and Lender, dated the same as this Agreement (the “Loan Agreement”, Loan No. SYNT01).  The First Term Note is secured by the Deed of Trust, Assignment of Rents and Leases and Security Agreement dated June 15, 2006, and recorded June 30, 2006, under Linn County, Oregon, recording number 2006-16030, as amended by the Modification of Deed of Trust, Assignment of Rents and Leases and Security Agreement dated May 1, 2008, and recorded May 20, 2008, under Linn County, Oregon, recording number 2008-10238, and the Second Modification of Deed of Trust, Assignment of Rents and Leases and Security Agreement dated the same as this Agreement (together, the “Deed of Trust”).  The Deed of Trust and UCC financing statements encumber real and personal property (“Property”) located in Linn County, Oregon, and legally described in the Deed of Trust.

B.
Borrower has asked Lender to make an additional term loan (the “Second Term Loan”, Loan No. SYNT04) in the amount of FIVE HUNDRED THOUSAND and no/100 DOLLARS ($500,000.00).  The Loan is to be evidenced by Borrower’s Promissory Note in the Second Term Loan amount and dated the same as this Agreement and secured by the Deed of Trust.

C.
The First Term Note, the note evidencing the Second Term Loan, the Loan Agreement, the Deed of Trust, and all other documents and instruments relating to the Loan Agreement, the First Term Loan, or the Second Term Loan are collectively referred to as the “Loan Documents”.

D.	Lender is willing to make the Second Term Loan subject to the terms and conditions of this Agreement.

Agreement

NOW THEREFORE, the parties agree as follows:

1.	Interest. Effective as of November 1, 2008, Section 1 of the First Term Loan is amended and restated in its entirety as follows:

1.           Interest.  The principal balance of this Note shall bear interest at a per annum equal to the greater of (a) a variable rate of FOUR PERCENT (4.0%) plus the Prime Rate, and (b) EIGHT PERCENT (8.0%).  As used herein, “Prime Rate” means the “Prime Rate” as published in The Wall Street Journal.  If the Prime Rate is no longer published or available, it shall be replaced by a comparable interest rate index selected by Lender in its sole discretion.  The interest rate shall be adjusted simultaneously with each adjustment in the Prime Rate.  Borrower acknowledges that the Prime Rate may not be the lowest rate of interest charged by Lender.  Interest shall be calculated based on the actual number of days elapsed of a 360 day year.

2.	Representations. Borrower represents to Lender as follows.

(a)	Borrower has no claim, defense counterclaim or right of offset against Lender or its agents arising out of or in any way connected with the First Term Loan or the Loan Agreement.

(b)
Borrower has full right, power and authority to enter into this Agreement and perform its obligations hereunder, and no information or material submitted to Lender in connection with this Agreement contains any material misstatement or misrepresentation nor omits to state any material fact or circumstance.

(c)
There is no uncured Event of Default by Borrower under any of the Loan Documents, nor, to Borrower’s knowledge, any event, circumstance or condition which with notice or the passage of time or both would be an Event of Default.

(d)	Except as disclosed to Lender in writing, all representations made by Borrower to Lender in the Loan Documents are true and correct.

3.
Ratification.  Each and every representation and warranty made by Borrower in the Loan Documents is hereby renewed and each and every provision of the Loan Documents, as amended by this Agreement, is hereby affirmed and ratified.  This Agreement is not intended and shall not be construed to impair the validity, priority or enforceability of the Deed of Trust or the other Loan Documents.  As further consideration for Lender’s execution of this Agreement, Borrower hereby releases and discharges Lender from any and all claims, defenses, actions, counterclaims or rights of offset in connection with the Loan and arising out of any act or circumstance prior to the date hereof.

4.	General Terms.

(a)
This Agreement and the documents and instruments to be executed hereunder constitute the entire agreement among the parties with respect to the subject matter hereof and shall not be amended, modified or terminated except by a writing signed by the party to be charged therewith.

(b)	Borrower agrees to execute such other instruments and documents and provide Lender with such further assurances as Lender may reasonably request to more fully carry out the intent of this Agreement.

(c)
This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.

(d)	No provision of this Agreement is intended or shall be construed to be for the benefit of any third party.

The rest of this page is left blank intentionally.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, the parties execute this Agreement as of the day and year first above written.

“Lender”

ACCESS BUSINESS FINANCE, L.L.C., a Washington limited liability company

By:

its

“Borrower”

SYNTHETECH, INC., an Oregon corporation

By:
name:
title: